Form 10-K, Exhibit 13
period 2003-12-31
STRUCTURED ASSET SEC CORP MORT PAS THR CERTS SERIES 2003-7H
filed 2004-03-31
CIK 1221173

Structured  Asset Securities Corporation  Mortgage
Pass-Through Certificates,  Series 2003-07H
Schedule of Year-To-Date Principal and Interest
Distributions to Certificateholders for 2003
Class        Interest           Principal PaidRealized    Ending Balance
             Distribution                     Losses
A1I          5,145,275.65       23,579,934.50 0.00        87,980,065.50
A1II         8,431,870.05       70,795,077.78 0.00        115,494,922.22
A1III        912,184.46         7,369,687.46  0.00        19,575,312.54
AIOF         596,456.49         0.00          0.00        52,264,634.68
AIOIII       286,998.22         0.00          0.00        27,084,200.83
APOF         0.00               141,577.20    0.00        975,243.80
B1F          224,835.73         38,715.40     0.00        4,253,284.60
B1III        44,919.63          8,226.07      0.00        906,773.93
B2F          80,358.35          13,837.25     0.00        1,520,162.75
B2III        6,922.04           1,267.62      0.00        139,732.38
B3           43,561.50          7,538.89      0.00        828,461.11
B4           26,209.84          4,535.97      0.00        498,464.03
B5           17,403.75          3,011.94      0.00        330,988.06
B6           17,550.44          3,037.33      0.00        333,777.67
R            0.50               100.00        0.00        0.00